As filed with the Securities and Exchange Commission on January 6, 2012

Registration No. 333-177231

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Ducommun Incorporated

(Exact name of registrant as specified in its charter)

3728	Delaware	95-0693330
(Primary Standard Industrial Classification Code Number)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

23301 Wilmington Avenue

Carson, California, 90745-6209

(310) 513-7200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James S. Heiser

Vice President, General Counsel and Secretary

23301 Wilmington Avenue

Carson, California, 90745-6209

(310) 513-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Dhiya El-Saden

Gibson, Dunn & Crutcher LLP

333 South Grand Avenue

Los Angeles, CA 90071

(213) 229-7196

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(3)
9.750% Senior Notes due 2018	$200,000,000	100%	$200,000,000	$22,920
Guarantees of Subsidiaries*	$200,000,000	N/A(2)	N/A(2)	N/A(2)

(1)	Exclusive of accrued interest, if any, and estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) under the Securities Act of 1933, as amended.
(2)	No separate fee is payable pursuant to Rule 457(n). The guarantees are not traded separately.
(3)	Previously paid.

*	Other Registrants

EXACT NAME OF CO- REGISTRANTS AS SPECIFIED IN ITS CHARTER	STATE OR OTHER JURISDICTION OF ORGANIZATION	PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER	I.R.S. EMPLOYER IDENTIFICATION NUMBER
CMP Display Systems, Inc.	California	3679	95-3472069
Composite Structures, LLC	Delaware	3728	95-4610303
Ducommun AeroStructures, Inc.	Delaware	3728	94-3343649
Ducommun AeroStructures Mexico, LLC	Delaware	3728	56-2639383
Ducommun Aerostructures New York, Inc.	New York	3728	14-1594976
Ducommun LaBarge Technologies, Inc.	Arizona	3679	95-4585832
Ducommun LaBarge Technologies, Inc.	Delaware	3812	73-0574586
LaBarge Acquisition Company, Inc.	Missouri	3679	26-3749784
LaBarge Electronics, Inc.	Missouri	3679	43-1744941
LaBarge/STC, Inc.	Texas	3674	76-0499843
Miltec Corporation	Alabama	8711	72-1354289

The registrant and co-registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrant and the co-registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 2 to the Registration Statement on Form S-4 of Ducommun Incorporated (File No. 333-177231) is being filed for purposes of filing revised versions of Exhibits 5.2 and 5.3. In connection with the filing of this Amendment No. 2, the Company has also filed currently dated versions of Exhibits 5.1, 23.5 and 23.6. No changes are being made to Part I of the Registration Statement by this filing, and therefore it has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

Ducommun Incorporated

Ducommun Incorporated is a Delaware corporation. Section 145 of the Delaware General Corporation Law, or DGCL, permits a corporation to indemnify its directors and officers against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties, if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable for negligence or misconduct in the performance of his respective duties to the corporation, although the court in which the action or suit was brought may determine upon application that the defendant officers or directors are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Section 102(b)(7) of the DGCL provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provisions shall not eliminate or limit the liability of a director (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under section 174 of the DGCL, or (4) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring before the date when such provision becomes effective. Ducommun Incorporated’s certificate of incorporation provides for such limitations on liability.

The DGCL also provides a corporation with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability as described above. Ducommun Incorporated has obtained directors’ and officers’ liability insurance that provides insurance coverage for certain liabilities which may be incurred by directors and officers of Ducommun Incorporated.

Ducommun Incorporated’s certificate of incorporation, as amended, eliminates the personal liability of its directors to the full extent permitted by the DGCL currently or hereafter in effect. Ducommun Incorporated’s bylaws provide that Ducommun Incorporated shall, to the full extent permitted by the law, indemnify each person who is or was a director or officer of Ducommun Incorporated, and each person who is or was serving at the request of Ducommun Incorporated as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Ducommun Incorporated has entered into an indemnification agreement with each of its directors and executive officers.

Co-Registrants

Certain officers and other employees of Ducommun Incorporated serve at the request of Ducommun Incorporated as a director, officer, employee or agent of the co-registrants, and thus may be entitled to indemnification under the provisions set forth above. In addition to potential indemnification by Ducommun Incorporated, the directors, officers, employees and agents of the co-registrants are also entitled to indemnification and exculpation for certain monetary damages to the extent provided in the applicable co-registrant’s organizational documents or under the laws under which co-registrants are organizes as described below.

Ducommun AeroStructures, Inc. and Ducommun LaBarge Technologies, Inc. (DE)

Ducommun AeroStructures, Inc. and Ducommun LaBarge Technologies, Inc. (DE) are corporations organized under the laws of Delaware. Accordingly, each of these corporations is subject to the provisions of the DGCL described above. The certificates of incorporation and bylaws of each of Ducommun AeroStructures, Inc. and Ducommun LaBarge Technologies, Inc. (DE), provide, in effect, that the corporation will indemnify its directors and officers to the full extent and under the circumstances permitted by the DGCL. The bylaws of each corporation also provide that it may maintain insurance, at its expense, on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of any other corporation, partnership joint venture, trust or other enterprise against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him or her against such liability.

Composite Structures, LLC and Ducommun AeroStructures Mexico, LLC

Composite Structures, LLC and Ducommun AeroStructures Mexico, LLC are limited liabilities companies organized under the laws of Delaware. Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in a company’s limited liability company agreement, a Delaware limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The limited liability company agreement of Ducommun AeroStructures Mexico, LLC generally provides that Ducommun AeroStructures Mexico, LLC shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless its member and its officers, directors, and stockholders from and against any and all losses, claims, damages or liabilities (including, without limitation, attorneys’ and accountants’ fees and expenses and costs of investigation and settlement) to which each indemnified party may become subject in connection with any matter arising out of or in connection with the company’s limited liability company agreement or the company’s business or affairs, except for any such loss, claim, damage or liability primarily attributable to such party’s gross negligence or willful misconduct. The limited liability company agreement of Composite Structures, LLC is silent as to indemnification and insurance.

CMP Display Systems, Inc.

CMP Display Systems, Inc. is a corporation organized under the laws of California. Section 317 of the General Corporation Law of the State of California, or CCL, provides that a California corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding, including any threatened, pending or completed action, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation to procure a judgment in its favor), by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. Under the CCL, a California corporation also has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders. When a director, officer, employee or other agent of the corporation is successful on the merits in defense of any proceeding referred to above or in defense of any claim, issue, or matter therein, the corporation must indemnify him or her against the expenses, including attorney’s fees, actually and reasonably incurred by the agent in connection therewith.

Section 317 of the CCL further authorizes a corporation to purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in that capacity or arising out of the agent’s status as such, whether or not the corporation would have the power to indemnify the agent against that liability under Section 317.

The articles of incorporation of CMP Display Systems, Inc. are silent as to indemnification and insurance. The bylaws of CMP Display Systems, Inc. provide that the corporation shall indemnify its officers and directors to the fullest extend provided by law as long as the indemnified person acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation. The bylaws of CMP Display Systems, Inc. also provide that the corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the corporation as a director, officer, employee or agent of any other corporation, partnership joint venture, trust or other enterprise against any liability asserted against him or her incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability.

Ducommun Aerostructures New York, Inc.

Ducommun Aerostructures New York, Inc. is a corporation organized under the laws of the of New York. Section 722(a) of the New York Business Corporation Law, or the NYBCL, provides that a corporation may indemnify any person made, or threatened to be made, a party to any action or proceeding (other than one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted in good faith for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

Section 722(c) of the NYBCL provides that a corporation may indemnify its directors and officers in relation to an action by or in the right of the corporation to procure a judgment in its favor in similar circumstances to those described in Section 722(a) of the NYBCL against amounts paid in settlement and reasonable expenses, including attorney’s fees, actually and necessarily incurred by him or her in connection with the defense or settlement of such action, except that no indemnification shall be made in respect of a threatened action, or a pending action which is settled or otherwise disposed of, or any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

Section 721 of the NYBCL provides that the indemnification and advancement of expenses granted pursuant to the NYBCL shall not be deemed exclusive of any other rights to which a director or officer seeking indemnification or advancement of expenses may be entitled, whether contained in the corporation’s certificate of incorporation or bylaws or, when authorized by such certificate of incorporation or bylaws, by duly authorized board or shareholder resolutions or by agreement, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that such director or officer personally gained in fact a financial profit or other advantage to which he was not legally entitled.

Section 726 of the NYBCL permits the purchase and maintenance of insurance to indemnify (1) the corporation for any obligation which it incurs as a result of the indemnification of directors and officers under sections outlined above, (2) directors and officers in instances in which they may be indemnified by the corporation under such sections, and (3) directors and officers in instances in which they may not otherwise be indemnified by the corporation under such sections, provided the contract of insurance covering such directors and officers provides, in a manner acceptable to the New York superintendent of insurances, for a retention amount and for co-insurance.

Section 402(b) of the NYBCL provides that a corporation’s certificate of incorporation may include a provision eliminating or limiting the personal liability of its directors to the corporation or its shareholders for damages for any breach of duty in such capacity, except in circumstances involving acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, self-dealing, liability arising under Section 719 of the NYBCL or acts or omissions that occurred prior to the adoption of a provision authorized by Section 402(b) of the NYBCL.

The bylaws of Ducommun Aerostructures New York, Inc. provide that the corporation shall indemnify its officers and directors to the fullest extent provided by law as long as the indemnified person acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation.

Ducommun LaBarge Technologies, Inc. (AZ)

Ducommun LaBarge Technologies, Inc. (AZ) is a corporation organized under the laws of Arizona. Section 10-851 of the Arizona Revised Statutes, or the ARS, authorizes a corporation to indemnify a person made a party to a suit by reason of the fact that such person is or was the corporation’s director against liabilities incurred in such suit, provided that such person’s conduct was in good faith and, when serving in an official capacity with the corporation, such person reasonably believed the conduct was in best interests of the corporation, or in all other cases, that the conduct was not opposed to its best interests. In the case of any criminal actions, indemnification is allowed if such person had no reasonable cause to believe the conduct was unlawful. A corporation may similarly indemnify a director for conduct for which broader indemnification has been made permissible or obligatory under the corporation’s articles of incorporation pursuant to Section 10-202, subsection B, paragraph 2 of the ARS. Section 10-851 also provides that a corporation may not indemnify a director in connection with a suit by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other suit charging improper financial benefit to the director in which the director was adjudged liable on the basis that financial benefit was improperly received by the director. Indemnification permitted under Section 10-851 in connection with a suit by or in the right of the corporation is limited to reasonable expenses incurred in connection with the suit. Unless otherwise limited by its articles of incorporation, Section 10-852 of the ARS requires a corporation to indemnify (i) a director who was the prevailing party, on the merits or otherwise, in the defense of any suit to which the director was a party because the director is or was a director of the corporation against reasonable expenses incurred by the director in connection with the suit and (ii) an outside director, provided the suit is not one by or in the right of the corporation in which such outside director was adjudged liable to the corporation, or one charging improper financial benefit to such director, whether or not involving action in the director’s official capacity, in which such director was adjudged liable on the basis that financial benefit was improperly received by such director. Section 10-853 of the ARS permits a corporation to pay expenses incurred by a director (and expenses incurred by outside directors, subject to additional limitations and the corporation’s articles of incorporation) in any suit in advance of the final disposition of such suit upon receipt of (i) a certification by such person that he or she is entitled to indemnification and (ii) an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. Section 10-202(B)(2) of the ARS also permits broader indemnification of a director if made expressly permissible or obligatory under a provision of the corporation’s articles of incorporation, excluding (i) liability for the amount of a financial benefit received by a director to which the director is not entitled, (ii) an intentional infliction of harm on the corporation or the shareholders, (iii) unlawful distributions under Section 10-833 of the ARS and (iv) intentional violations of criminal law. Section 10-856 of the ARS provides that a corporation may indemnify and advance expenses to a person made a party to a suit by reason of the fact that such person is or was the corporation’s officer to the same extent as a director.

Section 10-857 of the ARS authorizes a corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against liability asserted against or incurred by the individual arising from the individual’s status as a director or officer whether or not the corporation would have the power to indemnify the individual against the same liability.

The articles of incorporation of Ducommun LaBarge Technologies, Inc. (AZ) provide that the liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under Arizona law and authorize the corporation to indemnify the directors and officers of the corporation to the fullest extent permissible under Arizona law. The bylaws of Ducommun LaBarge Technologies, Inc. (AZ) provide that the corporation shall indemnify its officers and directors to the fullest extend provided by law as long as the indemnified person acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation. The bylaws further provide that the corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of any other corporation, partnership joint venture, trust or other enterprise against any liability asserted against him or her incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability.

LaBarge Acquisition Company, Inc. and LaBarge Electronics, Inc.

LaBarge Acquisition Company, Inc. and LaBarge Electronics, Inc. are corporations organized under the laws of Missouri. Sections 351-355 of the General and Business Corporation Law of Missouri provide that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that his conduct was unlawful. A Missouri corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

The bylaws of each of LaBarge Acquisition Company, Inc. and LaBarge Electronics, Inc. provide that the corporations shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The bylaws of each corporation further provide that the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, unless he or she is judged to be liable for negligence or misconduct in the performance of his or her duty to the corporation, subject to certain exceptions.

Additionally, the bylaws of each corporation provide that the corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation and who is indemnified against liabilities under the bylaws.

LaBarge/STC, Inc.

LaBarge/STC, Inc. is a corporation organized under the laws of Texas. Article 2.02-1 of the Texas Business Corporation Act, or the Texas Statute, provides that a Texas corporation may indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director only if it is determined that the person: (a) conducted himself or herself in good faith; (b) reasonably believed: (i) in the case of conduct in his or her official capacity as a director of the corporation, that his or her conduct was in the corporation’s best interests; (ii) in all other cases, that his or her conduct was at least not opposed to the corporation’s best interests; and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. A Texas corporation is not permitted to indemnify a director in respect of a proceeding: (a) in which the person is found liable on the basis that personal benefit was improperly received by him or her, whether or not the benefit resulted from an action taken in the person’s official capacity; or (b) in which the person is found liable to the corporation. A person may be indemnified against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses actually incurred by the person in connection with the proceeding; but if the person is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by the person, indemnification (1) is limited to reasonable expenses actually incurred by the person in connection with the proceeding and (2) shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his or her duty to the corporation. Where a director is successful, on the merits or otherwise, in the defense of a proceeding referred to above, the Corporation must indemnify such director against reasonable expenses incurred by him or her. The Texas Statute further authorizes a Texas corporation to indemnify an officer, employee or agent of the corporation to the same extent as a director. In addition, Article 2.02-1 of the Texas Statute authorizes a Texas corporation to purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee, or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, employee benefit plan, other enterprise, or other entity, against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person, whether or not the corporation would have the power to indemnify him or her against that liability under the Texas Statute.

The articles of incorporation and bylaws of LaBarge/STC, Inc. are silent as to indemnification and insurance.

Miltec Corporation

Miltec Corporation is a corporation organized under the laws of Alabama. Sections 10A-2-8.51 and

10A-2-8.56 of the Alabama Business Corporation Act provide that a corporation may indemnify an individual who is made a party to a proceeding because he or she is or was a director or officer against liability incurred in the proceeding if the individual conducted himself or herself in good faith and the individual reasonably believed: (i) in the case of conduct in his or her official capacity with the corporation, that the conduct was in the corporation’s best interests; and (ii) in all other cases, that the conduct was at least not opposed to the corporation’s best interests; and (iii) in the case of any criminal proceeding, the individual had no reasonable cause to believe that his or her conduct was unlawful. A corporation may not indemnify a director or officer: (i) in connection with a proceeding by or in the right of the corporation in which the director or officer was adjudged liable to the corporation; or (ii) in connection with any other proceeding charging improper personal benefit to the director or officer, whether or not involving action in his or her official capacity, in which the director or officer was adjudged liable on the basis that personal benefit was improperly received by him or her. Sections 10A-2-8.52 and 10A-2-8.56 provide that indemnification is mandatory for an officer or director who was successful, on the merits or otherwise, in the defense of any proceeding, or of any claim, issue or matter in such proceeding, against reasonable expenses incurred in connection therewith. The indemnification provisions of the Alabama Business Corporation Act are not exclusive and are deemed to be in addition to any provisions which may be contained in a corporation’s articles of incorporation, bylaws, a resolution of its shareholders or board of directors, or in a contract or otherwise.

Section 10A-2-202(b)(3) of the Alabama Business Corporation Act permits a corporation to include in its articles of incorporation a provision eliminating or limiting the liability of a director to the corporation or its shareholders for money damages for any action taken, or any failure to take any action, as a director, except liability for: (A) the amount of a financial benefit received by a director to which he or she is not entitled; (B) an intentional infliction of harm on the corporation or the shareholders; (C) unlawful distributions; (D) an intentional violation of criminal law; or (E) a breach of the director’s duty of loyalty to the corporation or its shareholders.

The amended and restated articles of incorporation of Miltec Corporation generally provide that a director of the corporation shall not be liable to the corporation or its shareholders for money damages for any action taken, or any failure to take action, as a director, except for (i) the amount of a financial benefit received by such director to which such director is not entitled; (ii) an intentional infliction of harm by such director on the corporation or its shareholders; (iii) a violation of Section 10-2B-8.33 of the Code of Alabama of 1975 or any successor provision to such section; or (iv) an intentional violation by such director of criminal law. The articles further provide that if the Alabama Business Corporation Act, or any successor statute thereto, is amended to authorize the further elimination or limitation of the liability of a director of a corporation, then the liability of a director of the corporation shall be limited to the fullest extent permitted by the Alabama Business Corporation Act, as amended, or any successor statue.

The bylaws of Miltec Corporation additionally provide that the corporation shall indemnify all persons who may be indemnified by the corporation to the full extent required or permitted by law, provided that such person conducted himself or herself in good faith and reasonably believed.(i) in the case of conduct in his or her official capacity with the corporation, that his or her conduct was in the best interests of the corporation, (ii) in the case of conduct with respect to an employee benefit plan, that his or her conduct was for a purpose that was in the best interests of the participants and beneficiaries, and (iii) in all other cases (except a criminal action or proceeding), that his or her conduct was at least not opposed to the corporation’s best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The corporation may not, however, indemnify a person if (i) in connection with any claim, action, suit or proceeding by or in the right of the corporation, if the person was adjudged liable to the corporation or (ii) in connection with any other claim, action, suit or proceeding charging improper personal benefit to the person, whether or not involving action in his official capacity, if the person was adjudged liable on the basis that a personal benefit was improperly received by him or her.

In addition, the bylaws provide the corporation may indemnify any director, officer, employee or agent of the corporation against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with any action, suit, or proceeding to the extent that he or she has been successful on the merits. The corporation may also indemnify any director, officer, employee or agent under such circumstances and to the extent approved by the holders of a majority of the shares of stock of the corporation; provided, however, that the shares of stock of the person or persons proposed to be indemnified shall not be included for the purpose of determining what constitutes a majority and such shares shall not be voted on the issue.

The bylaws of the corporation further provide that the corporation may purchase and maintain insurance or similar protection, on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him or her in any such capacity or arising out of his status as such.

Item 21. Exhibits and Financial Statement Schedules

A list of exhibits included as part of this registration statement is set forth in the Exhibit Index, which is incorporated herein by reference.

Item 22. Undertakings

The undersigned registrant hereby undertakes:

To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form within one business day of the receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

To supply by means of post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of Securities Act of 1933, as amended, registrant Ducommun Incorporated, has duly caused this Amendment No. 2 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carson, State of California, on January 6, 2012.

DUCOMMUN INCORPORATED
/s/ James S. Heiser
By:	James S. Heiser
Title:	Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to Registration Statement on Form S-4 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Anthony J. Reardon	Chief Executive Officer and President; Director	January 6, 2012

* Joseph P. Bellino	Vice President and Chief Financial Officer	January 6, 2012

* Joseph C. Berenato	Chairman of the Board	January 6, 2012

* Samuel D. Williams	Vice President and Controller	January 6, 2012

* Eugene P. Conese, Jr.	Director	January 6, 2012

* Ralph D. Crosby, Jr.	Director	January 6, 2012

* Robert C. Ducommun	Director	January 6, 2012

* Dean M. Flatt	Director	January 6, 2012

* Jay L. Haberland	Director	January 6, 2012

* Robert D. Paulson	Director	January 6, 2012

* By:	/s/ James S. Heiser
Attorney-In-Fact

Pursuant to the requirements of the Securities Act of 1933, as amended, co-registrants CMP Display Systems, Inc., Composite Structures, LLC, Ducommun AeroStructures, Inc., Ducommun AeroStructures Mexico, LLC, Ducommun Aerostructures New York, Inc., Ducommun LaBarge Technologies, Inc. (an Arizona corporation), Ducommun LaBarge Technologies, Inc. (a Delaware corporation), LaBarge Acquisition Company, Inc. and LaBarge/STC, Inc. have duly caused this Amendment No. 2 to Registration Statement on Form S-4 to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Carson, State of California on January 6, 2012.

CMP DISPLAY SYSTEMS, INC.
COMPOSITE STRUCTURES, LLC
DUCOMMUN AEROSTRUCTURES, INC.
DUCOMMUN AEROSTRUCTURES MEXICO, LLC
DUCOMMUN AEROSTRUCTURES NEW YORK, INC.
DUCOMMUN LABARGE TECHNOLOGIES, INC. (AN ARIZONA CORPORATION)
DUCOMMUN LABARGE TECHNOLOGIES, INC. (A DELAWARE CORPORATION)
LABARGE ACQUISITION COMPANY, INC.
LABARGE/STC, INC.

/s/ James S. Heiser
By:	James S. Heiser
Title:	Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the Registration Statement on Form S-4 has been signed below by the following persons in the capacities and on the dates indicated

Signature	Title	Date

* Anthony J. Reardon	Director and President (Principal Executive Officer)	January 6, 2012

* Joseph P. Bellino	Director and Vice President (Principal Financial Officer and Principal Accounting Officer)	January 6, 2012

/s/ James S. Heiser James S. Heiser	Director and Secretary	January 6, 2012

* By:	/s/ James S. Heiser
Attorney-In-Fact

Pursuant to the requirements of the Securities Act of 1933, as amended, co-registrant LaBarge Electronics, Inc. has duly caused this Amendment No. 2 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carson, State of California on January 6, 2012.

LABARGE ELECTRONICS, INC.

/s/ James S. Heiser
By:	James S. Heiser
Title:	Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to Registration Statement on Form S-4 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Anthony J. Reardon	Director and President (Principal Executive Officer)	January 6, 2012

* Joseph P. Bellino	Director and Vice President (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	January 6, 2012

/s/ James S. Heiser James S. Heiser	Director and Secretary	January 6, 2012

*	/s/ James S. Heiser
Attorney-In-Fact

Pursuant to the requirements of the Securities Act of 1933, as amended, co-registrant Miltec Corporation has duly caused this Amendment No. 2 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carson, State of California on January 6, 2012.

MILTEC CORPORATION

/s/ James S. Heiser
By:	James S. Heiser
Title:	Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to Registration Statement on Form S-4 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Anthony J. Reardon	Director, President and Chief Executive Officer (Principal Executive Officer)	January 6, 2012

* Joseph P. Bellino	Director and Vice President (Principal Financial Officer and Principal Accounting Officer)	January 6, 2012

/s/ James S. Heiser James S. Heiser	Director and Secretary	January 6, 2012

*	/s/ James S. Heiser
Attorney-In-Fact

EXHIBIT INDEX

Exhibit No.	Description

3.1	Restated Certificate of Incorporation of Ducommun Incorporated (incorporated by reference to Exhibit 3.1 of Ducommun’s Form 10-K for the year ended December 31, 1990, File No. 001-08174).

3.2	Certificate of Amendment of Certificate of Incorporation of Ducommun Incorporated (incorporated by reference to Exhibit 3.2 to Ducommun’s Form 10-K for the year ended December 31, 1998, File No. 001-08174).

3.3	Bylaws of Ducommun Incorporated (incorporated by reference to Exhibit 99.1 to Ducommun’s Current Report on Form 8-K, filed on November 12, 2009, File No.001-08174).

3.4	Restated Articles of Incorporation of CMP Display Systems, Inc. (incorporated by reference to Exhibit 3.4 to Ducommun’s Registration Statement on Form S-4, File No. 333-177231, filed on October 7, 2011).

3.5	Bylaws for the Regulation of CMP Display Systems, Inc. (incorporated by reference to Exhibit 3.5 to Ducommun’s Registration Statement on Form S-4, File No. 333-177231, filed on October 7, 2011).

3.6	Certificate of Formation of Composite Structures, LLC (incorporated by reference to Exhibit 3.6 to Ducommun’s Registration Statement on Form S-4, File No. 333-177231, filed on October 7, 2011).

3.7	Second Amended and Restated Limited Liability Company Agreement of Composite Structures, LLC (incorporated by reference to Exhibit 3.7 to Ducommun’s Registration Statement on Form S-4, File No. 333-177231, filed on October 7, 2011).

3.8	Certificate of Incorporation of Ducommun AeroStructures, Inc, as amended (incorporated by reference to Exhibit 3.8 to Ducommun’s Registration Statement on Form S-4, File No. 333-177231, filed on October 7, 2011).

3.9	Bylaws for the Regulation of Ducommun AeroStructures, Inc. (incorporated by reference to Exhibit 3.9 to Ducommun’s Registration Statement on Form S-4, File No. 333-177231, filed on October 7, 2011).

3.10	Amended and Restated Certificate of Incorporation of Ducommun LaBarge Technologies, Inc. (a Delaware corporation) (incorporated by reference to Exhibit 3.10 to Ducommun’s Registration Statement on Form S-4, File No. 333-177231, filed on October 7, 2011).

3.11	Amended and Restated Bylaws of Ducommun LaBarge Technologies, Inc. (a Delaware corporation) (incorporated by reference to Exhibit 3.11 to Ducommun’s Registration Statement on Form S-4, File No. 333-177231, filed on October 7, 2011).

3.12	Certificate of Formation of Ducommun AeroStructures Mexico, LLC (incorporated by reference to Exhibit 3.12 to Ducommun’s Registration Statement on Form S-4, File No. 333-177231, filed on October 7, 2011).

3.13	Limited Liability Company Agreement of Ducommun AeroStructures Mexico, LLC (incorporated by reference to Exhibit 3.13 to Ducommun’s Registration Statement on Form S-4, File No. 333-177231, filed on October 7, 2011).

3.14	Amended and Restated Articles of Incorporation of Miltec Corporation (incorporated by reference to Exhibit 3.14 to Ducommun’s Registration Statement on Form S-4, File No. 333-177231, filed on October 7, 2011).

3.15	Amended and Restated Bylaws of Miltec Corporation (incorporated by reference to Exhibit 3.15 to Ducommun’s Registration Statement on Form S-4, File No. 333-177231, filed on October 7, 2011).

3.16	Certificate of Incorporation of Ducommun Aerostructures New York, Inc., as amended (incorporated by reference to Exhibit 3.16 to Ducommun’s Registration Statement on Form S-4, File No. 333-177231, filed on October 7, 2011).

3.17	Bylaws for the Regulation of Ducommun Aerostructures New York, Inc. (incorporated by reference to Exhibit 3.17 to Ducommun’s Registration Statement on Form S-4, File No. 333-177231, filed on October 7, 2011).

3.18	Articles of Incorporation of LaBarge/STC, Inc. (incorporated by reference to Exhibit 3.18 to Ducommun’s Registration Statement on Form S-4, File No. 333-177231, filed on October 7, 2011).

3.19	LaBarge/STC, Inc. Bylaws (incorporated by reference to Exhibit 3.19 to Ducommun’s Registration Statement on Form S-4, File No. 333-177231, filed on October 7, 2011).

3.20	Articles of Incorporation of LaBarge Electronics, Inc., as amended (incorporated by reference to Exhibit 3.20 to Ducommun’s Registration Statement on Form S-4, File No. 333-177231, filed on October 7, 2011).

3.21	Bylaws of LaBarge Electronics, Inc. (incorporated by reference to Exhibit 3.21 to Ducommun’s Registration Statement on Form S-4, File No. 333-177231, filed on October 7, 2011).

3.22	Articles of Incorporation of LaBarge Acquisition Company, Inc. (incorporated by reference to Exhibit 3.22 to Ducommun’s Registration Statement on Form S-4, File No. 333-177231, filed on October 7, 2011).

3.23	By-Laws of LaBarge Acquisition Company, Inc. (incorporated by reference to Exhibit 3.23 to Ducommun’s Registration Statement on Form S-4, File No. 333-177231, filed on October 7, 2011).

3.24	Articles of Incorporation of Ducommun LaBarge Technologies, Inc. (an Arizona corporation), as amended. (incorporated by reference to Exhibit 3.24 to Ducommun’s Registration Statement on Form S-4, File No. 333-177231, filed on October 7, 2011).

3.25	Bylaws for the Regulation of Ducommun LaBarge Technologies, Inc. (incorporated by reference to Exhibit 3.25 to Ducommun’s Registration Statement on Form S-4, File No. 333-177231, filed on October 7, 2011).

4.1	Indenture, dated June 28, 2011, between Ducommun Incorporated, certain of its subsidiaries and Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB), as trustee (incorporated by reference to Exhibit 4.1 to Ducommun’s Current Report on Form 8-K filed July 7, 2011, File No. 001-08174).

4.2	Registration Rights Agreement, dated June 28, 2011 between Ducommun Incorporated, certain of its subsidiaries, UBS Securities LLC and Credit Suisse Securities (USA) LLC (incorporated by reference to Exhibit 4.2 to Ducommun’s Current Report on Form 8-K filed July 1, 2011, File No. 001-08174).

*5.1	Opinion of Gibson, Dunn & Crutcher LLP.

*5.2	Opinion of Balch & Bingham LLP.

*5.3	Opinion of Kutak Rock LLP.

5.4	Opinion of Armstrong Teasdale LLP (incorporated by reference to Exhibit 5.4 to Amendment No. 1 to Ducommun’s Registration Statement on Form S-4, File No. 333-177231, filed on November 18, 2011).

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12.1 to Amendment No. 1 to Ducommun’s Registration Statement on Form S-4, File No. 333-177231, filed on November 18, 2011).

*23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

*23.2	Consent of Balch & Bingham LLP (included in Exhibit 5.2).

*23.3	Consent of Kutak Rock LLP (included in Exhibit 5.3).

23.4	Consent of Armstrong Teasdale LLP (incorporated by reference to Exhibit 23.4 to Amendment No. 1 to Ducommun’s Registration Statement on Form S-4, File No. 333-177231, filed on November 18, 2011).

*23.5	Consent of PricewaterhouseCoopers LLP.

*23.6	Consent of KPMG LLP.

24.1	Powers of Attorney (included on the signature pages of Ducommun’s Registration Statement on Form S-4, File No. 333-177231, filed on October 7, 2011).

25.1	Statement of Eligibility of Trustee, Wilmington Trust, National Association, on Form T-1 (incorporated by reference to Exhibit 25.1 to Ducommun’s Registration Statement on Form S-4, File No. 333-177231, filed on October 7, 2011).

99.1	Form of Letter of Transmittal (incorporated by reference to Exhibit 99.1 to Ducommun’s Registration Statement on Form S-4, File No. 333-177231, filed on October 7, 2011).

99.2	Form W-9 (incorporated by reference to Exhibit 99.2 to Ducommun’s Registration Statement on Form S-4, File No. 333-177231, filed on October 7, 2011).

99.3	Form of Notice of Guaranteed Delivery (incorporated by reference to Exhibit 99.3 to Ducommun’s Registration Statement on Form S-4, File No. 333-177231, filed on October 7, 2011).

99.4	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees (incorporated by reference to Exhibit 99.4 to Ducommun’s Registration Statement on Form S-4, File No. 333-177231, filed on October 7, 2011).

99.5	Form of Letter to Clients for Use by Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees (incorporated by reference to Exhibit 99.5 to Ducommun’s Registration Statement on Form S-4, File No. 333-177231, filed on October 7, 2011).

*	Filed herewith.